UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Silicon Graphics, Inc. (the “Company”) completed its annual review of and adjustments to compensation arrangements for certain of the Company’s named executive officers (“NEOs”). Except as described in the section below entitled “Employment Continuation Agreement,” the Committee took no action with respect to the compensation of Robert H. Ewald, the Company’s Chief Executive Officer.

Base Salaries and Bonus Targets

The following table sets forth the new base salaries and bonus targets, effective December 1, 2007, for the listed NEOs. Bonuses earned under the new bonus targets, if any, will be paid following the end of the fiscal year ending on June 27, 2008.

Name and Title	Base Salary	Bonus Target as Percent of Salary
Kathy A. Lanterman, Senior Vice President and Chief Financial Officer	$340,000	60%
Eng Lim Goh, Senior Vice President and Chief Technology Officer	$370,000	60%
David M. Parry, Senior Vice President and General Manager	$370,000	60%
Barry J. Weinert, Vice President and General Counsel	$285,000	50%

Equity Awards

The following table sets forth restricted stock unit and stock option awards, effective December 6, 2007, for the listed NEOs. The restricted stock units and stock options vest over 48 months, with 25% vesting on the first anniversary of the grant date and an additional 6.25% vesting following completion of each three-month period thereafter.

Name and Title	Restricted Stock Units	Shares Underlying Stock Options
Kathy A. Lanterman, Senior Vice President and Chief Financial Officer	3,750	9,375
Eng Lim Goh, Senior Vice President and Chief Technology Officer	5,250	13,125
David M. Parry, Senior Vice President and General Manager	3,750	9,375
Barry J. Weinert, Vice President and General Counsel	3,000	7,500

Employment Continuation Agreement

The Committee approved amendments to the Employment Continuation Agreement currently in place with each NEO that is currently employed by the Company, other than Mr. Ewald, and with certain other Company officers (the “Amended Agreements”). For officers with Section 16 reporting obligations, the Amended Agreements provide for 24 months of severance and COBRA payments. For other officers who report directly to Mr. Ewald, the Amended Agreements provide for 12 months of severance and COBRA payments. The Amended Agreements are intended to replace any prior arrangements in place with the covered individuals that provide for benefits upon a change in control.

The Committee approved modifications to Mr. Ewald’s Employment Agreement to provide severance and COBRA payments for two years upon a change of control.

Severance Arrangements

The Committee approved a modified severance arrangement for the NEOs and other Senior Vice Presidents and officers with Section 16 reporting obligations. The new arrangement provides severance and COBRA payments for nine months. This arrangement is intended to replace any prior severance arrangements with each covered individual.

Douglas M. Britt

On November 7, 2007, Mr. Douglas M. Britt joined the Company as the Senior Vice President—Worldwide Sales. Mr. Britt is a Section 16 officer of the Company. Mr. Britt’s base salary for fiscal year 2008 is $400,000 and his bonus target as a percent of salary is 100%. For fiscal year 2008, Mr. Britt is guaranteed the minimum payout of 100% of goal achievement, prorated for the period of time worked during fiscal year 2008. On December 17, 2007, Mr. Britt will be granted 15,000 restricted stock units and 45,000 stock options. The restricted stock units and stock options vest over 48 months, with 25% vesting on the first anniversary of the grant date and an additional 6.25% vesting following completion of each three-month period thereafter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: December 12, 2007	By:	/s/ Barry Weinert
Barry Weinert
Vice President and General Counsel